UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2021

FRANCHISE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35588 (Commission File Number)	27-3561876 (I.R.S. Employer Identification No.)

2387 Liberty Way
Virginia Beach, Virginia 23456

(Address of Principal Executive Offices) (Zip Code)

(757) 493-8855

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FRG	Nasdaq Global Market

7.50% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation preference of $25.00 per share	FRGAP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 11, 2021, Franchise Group, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with B. Riley Securities, Inc., as representative of the several underwriters named therein (the “Underwriters”), to issue and sell an aggregate of 2,976,191 shares (the “Firm Shares”) of the Company’s 7.50% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation preference of $25.00 per share (the “Series A Preferred Stock”), in a public offering (the “Offering”) at a price to the public of $25.20 per share. The Company also granted the Underwriters an option (the “Option”) to purchase up to 446,428 additional shares of Series A Preferred Stock during the 30 days following the date of the Underwriting Agreement. On January 14, 2021, the Underwriters partially exercised the Option for 314,934 shares (together with the Firm Shares, the “Shares”). The Offering is a reopening of the Company’s original issuance of the Series A Preferred Stock, which closed on September 18, 2020. The Shares will be consolidated, form a single series, and be fully fungible with all outstanding Series A Preferred Stock.

The Offering was made pursuant to the prospectus supplement dated January 11, 2021 and the accompanying prospectus dated June 22, 2020, filed with the Securities and Exchange Commission pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-236211).

The net proceeds from the Offering, after deducting the underwriting discounts and commissions, but before expenses and an advisory fee, are expected to be approximately $80.0 million. The Offering of the Shares closed on January 15, 2021.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion as to the legality of the Shares is included as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the Offering, the Company increased the number of shares of its preferred stock designated as Series A Preferred Stock pursuant to a certificate of increase (the “Certificate of Increase”), to the Certificate of Designation designating the Series A Preferred Stock, dated September 18, 2020. The Certificate of Increase, which was approved by the Company’s Board of Directors and filed by the Company with the Secretary of State of the State of Delaware on January 15, 2021, increased the number of shares of the Series A Preferred Stock from 1,380,000 shares to 4,800,000 shares.

The foregoing description of the Certificate of Increase does not purport to be complete and is subject to, and qualified in its entirety by, reference to the complete text of the Certificate of Increase, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information relating to the Certificate of Designation set forth under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 8.01. Other Events.

On January 11, 2021, the Company issued a press release announcing the launch of the Offering. On January 12, 2021, the Company issued a press release announcing the pricing of the Offering. On January 15, 2021, the Company issued a press release announcing the closing of the Offering. Copies of the press releases are filed as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, to this this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of January 11, 2021, by and between the Company and B. Riley Securities, Inc., as representative of the several underwriters named therein.

3.1	Certificate of Increase of the Number of Shares of 7.50% Series A Cumulative Perpetual Preferred Stock of Franchise Group, Inc., filed with the Secretary of State of the State of Delaware on January 15, 2021.

5.1	Opinion of Troutman Pepper Hamilton Sanders LLP.

23.1	Consent of Troutman Pepper Hamilton Sanders LLP to the filing of Exhibit 5.1 herewith (included in Exhibit 5.1).

99.1	Launch Press Release, dated January 11, 2021.

99.2	Pricing Press Release, dated January 12, 2021.

99.3	Closing Press Release, dated January 15, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franchise Group, Inc.

Date: January 15, 2021	By:	/s/ Eric F. Seeton
Eric F. Seeton
Chief Financial Officer